UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): January 15, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated January 15, 2008 and filed (by the required date) on January 16, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Maryland Hotel

Massachusetts Hotel

True North Hotels Portfolio

Independent Auditors’ Report	10
Combined Balance Sheets—December 31, 2007 and 2006	11
Combined Statements of Income—Years Ended December 31, 2007 and 2006	12
Combined Statements of Members’ Equity—Years Ended December 31, 2007 and 2006	13
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	14
Notes to Combined Financial Statements	15

North Carolina Hotel

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Eight, Inc. (Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007	28
Notes to Pro Forma Condensed Consolidated Balance Sheet	30
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007	31
Notes to Pro Forma Condensed Consolidated Statement of Operations	36

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

Independent Auditor’s Report

To the Members

Riva Hospitality, LLC

Greenbelt, Maryland

We have audited the accompanying balance sheets of Riva Hospitality, LLC d/b/a the Hilton Garden Inn—Annapolis (the Hotel) as of December 31, 2007 and 2006, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riva Hospitality, LLC as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, on January 15, 2008, the Hotel was sold.

Richmond, Virginia

March 13, 2008

RIVA HOSPITALITY, LLC

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investment in hotel, net of accumulated depreciation of $337,963 and $0 (Note 2)	$13,665,654	$2,344,550
Construction-in-progress	—	6,706,987
Cash	—	44,113
Accounts receivable—trade	11,607	—
Prepaid expenses and other current assets	26,659	12,685
Franchise application fees (Note 5)	—	62,500
Loan origination costs	—	207,680

Total assets	$13,703,920	$9,378,515

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Cash overdraft	$48,303	$—
Accounts payable and accrued expenses	138,228	694,171
Notes payable (Note 3)	11,159,078	5,967,808
Due to affiliates (Note 6)	2,044,645	1,471,990

Total liabilities	13,390,254	8,133,969
Commitments and Subsequent Event (Note 7)	—	—
Members’ Equity	313,666	1,244,546

Total liabilities and members’ equity	$13,703,920	$9,378,515

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$1,556,508	$—
Other	69,857	—

Total revenues	1,626,365	—

EXPENSES:
Operating	756,856	—
Hotel administration	367,469	—
Sales and marketing	18,484	—
Utilities	132,499	—
Repairs and maintenance	83,908	—
Management and franchise fees	196,649	—
Depreciation and amortization	608,109	—

Total expenses	2,163,974	—

Operating Loss	(537,609)	—
Interest expense	(393,271)	—

Net Loss	$(930,880)	$—

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF MEMBER’S EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, January 1, 2006	$—
Capital contributions	1,244,546

Balance, December 31, 2006	1,244,546
Net loss	(930,880)

Balance, December 31, 2007	$313,666

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(930,880)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	337,963	—
Amortization	270,146
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable—trade	(11,607)	—
Prepaid expenses and other current assets	(13,974)	(12,685)
Increase in:
Accounts payable and accrued expenses	(555,943)	—

Net cash used in operating activities	(904,295)	(12,685)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction-in-progress	(4,952,046)	(8,357,366)
Franchise fees	—	(62,500)

Net cash used in investing activities	(4,952,046)	(8,419,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(40,921)	—
Proceeds from notes payable	5,232,191	5,967,808
Net proceeds from affiliates	572,655	1,471,990
Capital contributions	—	1,244,546
Loan origination fees	—	(207,680)
Cash overdraft	48,303	—

Net cash provided by financing activities	5,812,228	8,476,664

Net increase (decrease) in cash	(44,113)	44,113
CASH:
Beginning	44,113	—

Ending	$—	$44,113

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$767,601	$58,745

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment financed by notes payable	$4,952,046	$8,357,366

Capital assets purchased included in accounts payable	$—	$676,521

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Riva Hospitality, LLC is a Maryland limited liability company which was formed on May 24, 2005, for the purpose of acquiring land, developing a Hilton Garden Inn and operating the hotel under a management agreement with Baywood Hotels (the Manager). The Hotel, located in Annapolis, Maryland became operational in June 2007, when the franchise and management agreements became effective and the Hotel commenced operations. There were no revenues earned or costs and expenses incurred for the year ended December 31, 2006.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the statements of operations do not include any salaries to the members.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Concentrations of credit risk: The Hotel maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotel has not experienced any losses in such accounts. The Hotel believes they are not exposed to any significant credit risk on cash.

Construction in process: Construction-in-process was stated at cost. Property taxes and interest expense incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, when placed in service. Total interest capitalized was approximately $433,000.

Investment in hotel: The investment in hotel is stated at cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

Franchise fees: Initial franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement commencing on the hotel opening date.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses totaled $75,644 and $0 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, the investment in the Hotel was sold on January 15, 2008, and the remaining debt was paid off. Accordingly, the remaining loan costs were written off as of December 31, 2007 to reflect the anticipated prepayment.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Total sales and marketing expense was $18,484 in 2007.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INVESTMENT IN HOTEL PROPERTY

The following is a schedule of the components of the carrying amounts of the investment in the Hotel at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$2,344,550	$2,344,550
Building and improvements	9,662,178	—
Furniture, fixtures and equipment	1,996,889	—

	14,003,617	2,344,550
Less accumulated depreciation	(337,963)	—

Investment in hotels, net	$13,665,654	$2,344,550

NOTE 3. NOTES PAYABLE

In July 2005, the Hotel obtained a construction note payable from a bank for a maximum of $10,230,895. The term of the note is 36 months, with interest only through August 2007, then principal and interest until due; interest fixed at 6.75%. As of December 31, 2006, the property was under construction and had drawn a total of $5,967,808. The final draw, up to the maximum, was taken in May 2007. As of December 31, 2007, the outstanding balance was $10,193,345. The loan is secured by the investment in the Hotel.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

In November 2006, the Hotel obtained an additional construction note payable for a maximum of $965,733, from the same bank, to cover the remaining construction costs and to purchase furnishings. The term of the note is 24 months, with interest only through November 2007, then principal and interest until due; interest at prime plus 0.5% (7.75% at December 31, 2007). As of December 31, 2006, there were no draws on this note. The final draw, up to the maximum, was taken in August 2007. As of December 31, 2007, the outstanding balance was $965,733. The loan is secured by the investment in the Hotel.

Notes payable at December 31, 2007 and 2006 consist of the following:

	2007	2006
$10,230,895 maximum construction note, due in full on August 1, 2008	$10,193,345	$5,967,808
$969,105 maximum construction note, due in full on December 1, 2008	965,733	—

	$11,159,078	$5,967,808

Interest of $374,331 and $58,745 were capitalized in the years ended December 31, 2007 and 2006, respectively.

As discussed in Note 7, both notes were paid off with proceeds of the sale of the investment in the Hotel in January 2008.

NOTE 4. MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement, which provides for payment of base management fees, which are calculated monthly based on 3% of gross room rental revenues. Management fees of $48,927 were expensed in 2007.

NOTE 5. FRANCHISE AGREEMENT

Franchise application fees totaling $62,500 have been paid to Hilton Hotels Corporation, Inc. as of December 31, 2006. Amortization of these fees began when the Hotel opened in June 2007. Amortization expense totaled $1,822 for the year ended December 31, 2007. In addition, as discussed in Note 7, the investment in the Hotel was sold on January 15, 2008. As a result of the sale, the existing franchise agreement was terminated. Accordingly, the remaining franchise application fees were written off as of December 31, 2007 to reflect the anticipated termination.

The Hotel is also subject to a franchise agreement under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers an initial term of 20 years. The agreement provides for payment of base franchise and marketing fees, which are calculated monthly totaling approximately 9% of gross rental revenues. Franchise fees of $147,722 were paid in 2007.

NOTE 6. RELATED PARTIES

The managing member of the Hotel is also the President of the Manager. Funds due to related parties in the amounts of $2,044,645 and $1,471,990 at December 31, 2007 and 2006, respectively, represent funding for the land and construction. The loans are non-interest bearing and due upon demand.

NOTE 7. SUBSEQUENT EVENT

On January 15, 2008, the personal property used in the operation of the Hotel and the underlying real property was sold by Columbia Hospitality, Inc., a Maryland corporation and the survivor of a merger with Riva Hospitality, LLC with an effective date of January 10, 2008, to Apple REIT Eight, Inc. for a gross purchase price of approximately $25.0 million. In addition, all of the debt was paid off with the proceeds of the sale on January 15, 2008.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

True North Hotel Group, Inc.:

We have audited the accompanying combined balance sheets of True North Hotels Portfolio (collectively, the Hotels) as of December 31, 2007 and 2006, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotels’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotels as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia

March 24, 2008

TRUE NORTH HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Hotel property and equipment, net of accumulated depreciation of $11,783,312 and $9,294,032, respectively	$60,374,074	49,388,154
Cash and cash equivalents	2,163,774	1,826,776
Restricted cash	1,418,164	1,318,063
Accounts receivable	275,354	230,525
Prepaid expenses and other current assets	85,334	105,224
Deferred costs, net of accumulated amortization of $586,665 and $306,377, respectively	1,192,111	981,877

Total assets	$65,508,811	53,850,619

Liabilities and Members’ Equity
Liabilities:
Mortgages payable	$55,701,755	42,862,438
Accounts payable and accrued expenses	1,800,194	1,357,790
Notes payable to related party	162,000	540,000

Total liabilities	57,663,949	44,760,228
Members’ equity	7,844,862	9,090,391

Commitments

Total liabilities and members’ equity	$65,508,811	53,850,619

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Rooms	$18,274,962	14,829,053
Other	94,973	95,363

Total revenues	18,369,935	14,924,416

Expenses:
Rooms	4,883,507	3,992,346
Property operation, maintenance and energy costs	3,242,752	3,070,293
Hotel administration and general	1,392,382	1,133,639
Management and franchise fees	1,760,690	1,407,961
Taxes, insurance, and other	907,968	730,049
Depreciation and amortization	2,501,164	1,866,105

Total expenses	14,688,463	12,200,393

Operating income	3,681,472	2,724,023
Interest expense	(3,611,517)	(2,541,353)

Net income	$69,955	182,670

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, December 31, 2005	$7,539,842
Contributions	2,630,000
Distributions	(1,262,121)
Net income	182,670

Balance, December 31, 2006	9,090,391
Contributions	2,629,971
Distributions	(3,945,455)
Net income	69,955

Balance, December 31, 2007	$7,844,862

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net income	$69,955	182,670
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,769,567	2,018,173
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(44,829)	(77,317)
Prepaid expenses and other current assets	19,890	61,497
Increase (decrease) in:
Accounts payable and accrued expenses	442,404	(79,948)

Net cash provided by operating activities	3,256,987	2,105,075

Cash flows from investing activities:
Purchase of hotel property and equipment	(13,475,199)	(11,343,218)
Deferred costs	(490,522)	(485,838)
(Increase) decrease in restricted cash, net	28,240	(456,711)

Net cash used in investing activities	(13,937,481)	(12,285,767)

Cash flows from financing activities:
Funding from mortgages payable	13,555,809	9,199,262
Principal payments on mortgages payable	(716,492)	(655,231)
(Increase) decrease in restricted cash, net	(128,341)	74,280
Contributions from members	2,629,971	2,630,000
Distributions to members	(3,945,455)	(1,262,121)
Proceeds from (payments on) notes payable to related party	(378,000)	540,000

Net cash provided by financing activities	11,017,492	10,526,190

Net increase in cash	336,998	345,498
Cash at beginning of year	1,826,776	1,481,278

Cash at end of year	$2,163,774	1,826,776

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized of $286,876 and $439,375, respectively	$3,299,049	2,136,265

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

(1)	Nature of Business and Significant Accounting Policies

(a)	Nature of Business and Principles of Combination

The following entities comprise the combined financial statements of True North Hotels Portfolio (collectively, the Hotels). The Hotels are separate legal entities that share common management and common ownership. All significant related balances and transactions have been eliminated in combination.

Riley Hotel Suites, LLC is a Kansas limited liability company, which was formed in 1996 for the purpose of developing a 102 room hotel franchised by Marriott as a SpringHill Suites. The hotel is operated under a management agreement with True North Hotel Group, Inc. (True North). The hotel, located in Overland Park, Kansas, became operational in 1997.

Riley Extended Stay Suites, LLC is a Kansas limited liability company, which was formed in 1999 for the purpose of developing a 120 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, became operational in 2000.

Westford Inn, LLC is a Delaware limited liability company, which was formed in 2000 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in 2001.

Country Club Extended Stay Suites, LLC is a Missouri limited liability company, which was formed in 2001 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Kansas City, Missouri, became operational in 2002.

Marlborough Lodging Partners, LLC is a Massachusetts limited liability company, which was formed in 2005 for the purpose of developing a 112 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Marlborough, Massachusetts, became operational in July 2006. Included in property operation, maintenance and energy costs in the 2006 combined statement of income are approximately $560,000 of pre-opening costs.

Westford Hotels, LLC is a Massachusetts limited liability company, which was formed in 2006 for the purpose of developing a 110 room hotel franchised by Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, as a Hampton Inn and Suites. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in August 2007. Included in property operation, maintenance and energy costs in the 2007 combined statement of income are approximately $260,000 of pre-opening costs.

Blue Valley Lodging Partners, LLC is a Kansas limited liability company, which was formed in 2007 for the purpose of developing a 110 room hotel franchised by Marriott as a Fairfield Inn and Suite. When opened, the hotel will be operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, is scheduled to open in August 2008.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(c)	Restricted Cash

Pursuant to note and management agreements, certain Hotel properties are required to maintain cash reserves for taxes, insurance, and the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as restricted cash, totaled $1,418,164 and $1,318,063 as of December 31, 2007 and 2006, respectively.

(d)	Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts and the Hotels believe they are not exposed to any significant credit risk on cash.

(e)	Accounts Receivable

Accounts receivable are comprised primarily of trade receivables due from hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

(f)	Hotel Property and Equipment

Hotel property and equipment is stated at cost. Interest and property taxes incurred during the construction of the facilities are capitalized and are depreciated over the life of the hotel property. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

(g)	Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by, which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell.

(h)	Deferred Financing Costs

Costs incurred in obtaining financing are deferred and amortized, using a method which approximates the interest method, over the term of the related loans. Amortization of deferred financing costs is included in interest expense and was $268,403 and $152,068 for the years ended December 31, 2007 and 2006, respectively. Deferred financing costs, net amounted to $963,036 and $788,502 at December 31, 2007 and 2006, respectively.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(i)	Franchise Fees

Initial franchise fees are deferred and amortized on a straight-line basis over the term of the respective franchise agreement commencing on the hotel opening dates. Amortization expense totaled $11,885 for 2007 and $9,991 for 2006. Deferred franchise fees, net amounted to $229,075 and $193,375 at December 31, 2007 and 2006, respectively.

(j)	Income Taxes

No federal or state income taxes are payable by the Hotels and, therefore, no tax provision has been reflected in the accompanying combined financial statements. The Hotels are treated as partnerships for federal and state income tax purposes. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels for tax purposes, and the amount of allocable income or loss from the Hotels, are subject to examinations by the Internal Revenue Service and if examinations result in changes with respect to the Hotels’ tax status, or in changes to allowable income or loss from the Hotels, the tax liability of the members would be changed accordingly.

(k)	Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services. Additionally, the Hotels collect sales, use, occupancy and similar taxes from guests which are presented on a net basis (excluded from revenues) on the combined statements of income.

(l)	Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

(m)	Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(2)	Hotel Property and Equipment

Hotel property and equipment at December 31, 2007 and 2006 consist of the following:

	2007	2006
Land and improvements	$11,324,183	7,668,867
Building and improvements	46,243,738	37,981,814
Furniture, fixtures, and equipment	12,006,395	9,371,505
Construction in progress	2,583,070	3,660,000

	72,157,386	58,682,186
Less accumulated depreciation	(11,783,312)	(9,294,032)

Hotel property and equipment, net	$60,374,074	49,388,154

(3)	Mortgages Payable

Mortgages payable at December 31, 2007 and 2006 consist of the following:

	2007	2006
Riley Hotel Suites, LLC—mortgage secured by land, building, and improvements; due 6/25/2010, paid off 3/17/2008; principal and interest payments of $46,670 due monthly; final payment estimated at $6,444,662; fixed interest at 6.75%	$6,685,316	4,560,234

Riley Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 4/1/2015; principal and interest payments of $47,138 due monthly; final payment estimated at $5,742,168; fixed interest at 5.74%	7,129,209	7,275,327

Country Club Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 11/1/2015; principal and interest payments of $69,078 due monthly; final payment estimated at $10,245,524; fixed interest at 5.74%	11,693,757	11,837,604

Marlborough Lodging Partners, LLC—mortgage secured by land, building, and improvements; due on 5/1/2008, paid off 1/15/08; interest at prime plus 1.0% (8.25% and 9.25%, respectively)	11,233,825	11,298,735

Westford Hotels, LLC—mortgage secured by land, building, and improvements; due 10/1/2012, paid off 3/6/2008; interest only payments of $56,080 due monthly through 10/1/2008 thereafter, principal and interest payments of $67,912 due monthly; final payment estimated at $8,621,733; fixed interest at 7.01%	9,600,000	490,000

Westford Inn, LLC—mortgage secured by land, building, and improvements; due 11/1/2010; principal and interest payments of $52,666 due monthly; final payment estimated at $6,552,354; fixed interest at 6.5%	7,249,974	7,400,538

Blue Valley Lodging Partners, LLC—construction loan secured by land, building, and improvements; due 4/5/2010; interest only payments at 30 day LIBOR plus 2.5% ( 7.01%)	2,109,674	—

	$55,701,755	42,862,438

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Future maturities at December 31, 2007 are as follows:

Year ended December 31:
2008	$11,840,764
2009	764,341
2010	9,295,711
2011	7,251,137
2012	9,524,682
Thereafter	17,025,120

Total	$55,701,755

(4)	Franchise Agreements

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisor’s trademark, standards of service (cleanliness, management, and advertising) and construction quality and design. There are agreements with Marriott International, Inc. and Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation. The agreements cover initial terms of 20 years with varying renewal terms. The agreements provide for payment of base royalty fees, marketing fees, and reservation system fees, which are calculated monthly and range from 7.5% to 9% of gross rental revenues. Franchise royalty fees of $884,457 and $715,033 were incurred in 2007 and 2006, respectively.

(5)	Related Parties

The Hotels are subject to management agreements with True North, which cover an initial term of 20 years with varying renewal terms. Management fees of $782,918 and $626,135 were incurred in 2007 and 2006, respectively. In addition, the Hotels pay for accounting services ranging from $1,000 to 0.5% of gross revenue for each hotel monthly, which were $85,188 and $66,793 for the years ended December 31, 2007 and 2006, respectively.

Westford Hotels, LLC has unsecured demand notes payable to two of its members bearing no interest and repayable upon demand. The balance due at December 31, 2007 and 2006 was $162,000 and $540,000, respectively.

(6)	Subsequent Events

In October 2007, Marlborough Lodging Partners, LLC contracted with Apple Eight Hospitality Ownership, Inc. (Apple) to sell its real and personal property for a gross purchase price of $20,200,000. The sale closed on January 15, 2008.

In December 2007, Riley Hotel Suites, LLC, Riley Extended Stay Suites, LLC, Country Club Extended Stay Suites, LLC, Westford Hotels, LLC, Westford Inn, LLC and Blue Valley Lodging Partners contracted to sell all of the real and personal property of these entities to Apple for a gross purchase price of $84,200,000. During March of 2008, the sales of the Riley Hotel Suites, LLC, property and the Westford Hotels, LLC property closed.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Eight Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Charlotte/Matthews—Hilton Hampton Inn Hotel (the Hotel), as of December 31, 2007 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

Richmond, Virginia

March 12, 2008

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$1,011,000	$1,011,000
Building and Improvements	3,123,378	3,123,378
Furnishings and Equipment	237,268	232,720
Vehicles	38,220	38,220

TOTAL	4,409,866	4,405,318
Less: Accumulated Depreciation	(357,516)	(226,633)

NET INVESTMENT IN HOTEL PROPERTY	4,052,350	4,178,685

Cash and Cash Equivalents	208,074	26,667
Accounts Receivable—Trade	26,453	26,694
Prepaids and Other	—	25,474
Franchise Fees, Net	31,500	36,000

	266,027	114,835

TOTAL ASSETS	$4,318,377	$4,293,520

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES:
Mortgages Payable	$2,735,000	$2,996,754
Note Payable	6,008	17,351
Affiliate Advances	20,698	92,383
Accounts Payable	36	2,990
Accrued Expenses	17,944	17,082

TOTAL LIABILITIES	2,779,686	3,126,560
MEMBERS’ EQUITY	1,538,691	1,166,960

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$4,318,377	$4,293,520

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Balance, Beginning of Year	$1,166,960	$1,475,513
Net Income	911,194	516,702
Member Contributions (Distributions), net	(539,463)	(825,255)

Balance, End of Year	$1,538,691	$1,166,960

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$2,609,713	$2,119,750
Other Operating Departments	68,945	64,213
Other Income	1,418	287

TOTAL REVENUES	2,680,076	2,184,250

EXPENSES:
Rooms	430,179	464,010
Other Operating Departments	96,480	76,011
General and Administrative	272,676	259,805
Sales and Marketing	150,853	128,296
Property Operations and Energy	198,847	174,743
Property Taxes and Insurance	85,014	78,100
Interest Expense	180,942	187,438
Depreciation and Amortization	135,583	127,326
Management and Royalty Fees	218,308	171,819

TOTAL EXPENSES	1,768,882	1,667,548

NET INCOME	$911,194	$516,702

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$911,194	$516,702
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	131,083	122,826
Amortization	4,500	4,500
Change in:
Accounts Receivable—Trade	241	(11,629)
Prepaids and Other	25,474	(10,015)
Due From/To Affiliate	(71,685)	92,383
Accounts Payable	(2,954)	(24,738)
Accrued Expenses	862	(16,655)

NET CASH FLOWS FROM OPERATING ACTIVITIES	998,715	673,374

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(4,748)	(101,508)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Note Payable Curtailments	(11,343)	(10,492)
Mortgage Loan Proceeds	—	400,000
Mortgage Loan Curtailments	(261,754)	(218,007)
Member Contributions (Distributions), net	(539,463)	(825,255)

NET CASH FLOWS TO FINANCING ACTIVITIES	(812,560)	(653,754)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	181,407	(81,888)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	26,667	108,555

CASH AND CASH EQUIVALENTS, END OF YEAR	$208,074	$26,667

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$181,942	$187,438

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the 92 room Hilton Hampton Inn Hotel located at 9615 Independence Pointe Parkway in Charlotte (Matthews County), North Carolina (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel opened for business in 1995. The Hotel was acquired by SNS Brothers, LLC, a North Carolina limited liability company on December 30, 2004 and was owned by SNS Brothers, LLC throughout the financial statement periods presented.

Hilton Hampton Inn Hotels specialize in providing daily lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk. At December 31, 2007, cash deposits exceeded FDIC insurance limits by $203,550.

Accounts Receivable—Accounts receivable is comprised primarily of trade and credit card receivables due from Hotel guests. The accounts receivable balances are considered to be fully collectable, and accordingly, allowances for doubtful accounts have not been recorded. It is possible that certain balances will become uncollectible.

Investment in Hotel Property—Land, building and improvements, furnishings and equipment and vehicles are stated at the Owners’ cost. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

The respective classes of Hotel Property are depreciated using straight-line methods over the following lives:

Building and Improvements	7 to 40 Years
Furnishings and Equipment	5 to 7 Years
Vehicles	5 Years

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Revenue Recognition—Room and other operating revenues represent revenue derived from rental of rooms and other associated customer fees. Revenue is recognized as room stays occur and other services are provided.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Advertising—Advertising costs are expensed in the period incurred.

Income Taxes—The Hotel property was owned by a limited liability company throughout the financial statement period. Income and losses of a limited liability company are passed through to the members and taxed on their individual income tax returns. Accordingly, these financial statements do not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

In December 2004, the Owner entered into a franchise agreement with a subsidiary of Hilton Hotels Corporation to operate as a Hampton Inn Hotel. The agreement, which required an initial franchise fee of $45,000, extends through December 6, 2015. The franchise fee is being amortized straight-line over the term of the agreement.

The statement of operations includes the following expenses paid to Hilton Hotels Corporation or affiliated entities:

	Expense Recorded
Fee Type	2007	2006
Hilton Honors/Guest Relations	$63,312	$46,258
Travel Agent	40,392	32,162
Program	109,154	85,909
Royalty	109,154	85,909
Miscellaneous	17,945	18,425

The December 31, 2007 balance in affiliate advances is comprised of $20,000 of fees owed to Hilton Hotels Corporation or affiliates and $698 of non interest bearing demand loans payable to affiliates of the owner.

NOTE 4—MORTGAGES AND NOTE PAYABLE

The Hotel property is encumbered by the following loans at December 31, 2007 and 2006.

		Loan Balance		Maturity Date	Interest Rate	Secured By
Description	Lender	12/31/07	12/31/06
1st DOT Mortgage	Piedmont Bank	$2,599,020	$2,702,029	12/29/09	6.0	*
2nd DOT Mortgage	Piedmont Bank	$135,980	$294,725	2/15/11	7.0	**
Vehicle Note	Piedmont Bank	$6,008	$17,351	1/31/09	6.0	Two vehicles

*	1st Deed of Trust on Hotel real estate and guarantees of owner and members.
**	2nd Deed of Trust on Hotel real estate and 1st lien on all furniture, fixtures and equipment at the Hotel.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

The mortgages and note payable require combined monthly payments totaling $30,969. The first and second deed of trust mortgage loans each require balloon payments of the unpaid outstanding principal balances upon maturity.

Below is a schedule of required future debt curtailments:

2008	$364,181
2009	2,376,827

TOTAL	$2,741,008

NOTE 5—SUBSEQUENT EVENT

On September 17, 2007, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Eight Hospitality, Inc for $11,300,000. The sale closed January 15, 2008.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hampton Inn	Port Wentworth, GA	$10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$455.3

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$87,310	$466,377	(A)	$553,687
Cash and cash equivalents	562,009	(426,544	)(C)	135,465
Other assets	21,452	—		21,452

Total Assets	$670,771	$39,833		$710,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$39,594	(B)	$39,594
Accounts payable and accrued expenses	452	239	(B)	691

Total liabilities	452	39,833		40,285

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	679,361	—		679,361
Distributions greater than net income	(9,066)	—		(9,066)

Total shareholders’ equity	670,319	—		670,319

Total liabilities and shareholders’ equity	$670,771	$39,833		$710,604

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(A)	The estimated total purchase price for the 26 properties that have been, or will be, purchased after December 31, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Port Wentworth, GA Hampton Inn	New York, NY Indpendent	Annapolis, MD Hilton Garden Inn	Matthews, NC Hampton Inn	Dunn, NC Hampton Inn	Tallahassee, FL Hilton Garden Inn	Concord, NC Hampton Inn	Sanford, FL SpringHill Suites	True North Hotels Portfolio	Intermountain Hotels Portfolio	Dimension Hotels Portfolio	Total Combined
Purchase price per contract	$10,780	$99,000	$25,000	$11,300	$12,500	$13,200	$9,200	$11,150	$104,400	$67,806	$90,630	$454,966
Other closing and capitalized costs (credits) incurred	108	455	254	(337)	237	119	46	56	498	422	453	2,311
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	216	1,980	500	226	250	264	184	223	2,088	1,356	1,813	9,100

Investment in hotel properties	11,104	101,435	25,754	11,189	12,987	13,583	9,430	11,429	106,986	69,584	92,896	466,377	(A)

Net other assets/(liabilities) assumed	—	(124)	5	(2)	12	(31)	(5,143)	—	(27,155)	(7,395)	—	(39,833	)(B)

Total purchase price	$11,104	$101,311	$25,759	$11,187	$12,999	$13,552	$4,287	$11,429	$79,831	$62,189	$92,896	$426,544	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$529.9

This Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Indpendent (A)
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702
Other revenue	100	429	51	50	239	40	2,153

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416
General and administrative	1,046	463	315	178	574	382	2,051
Management and franchise fees	117	432	252	260	764	390	501
Taxes, insurance and other	165	198	78	164	135	160	531
Depreciation of real estate owned	333	180	208	—	319	299	2,604

Interest, net	(6,343)	507	152	375	321	397	4,421

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524
Income tax expense	—	—	57	—	35	—	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)

Basic and diluted earnings (loss) per common share	$0.35

Weighted average common shares outstanding—basic and diluted	15,376

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Charlotte/ Matthews—Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$2,610	$1,557	$2,408	$2,700	$2,245	$2,500	$18,275
Other revenue	70	69	30	318	54	113	95

Total revenue	2,680	1,626	2,438	3,018	2,299	2,613	18,370

Expenses
Operating expenses	876	992	854	1,422	707	1,290	8,126
General and administrative	273	307	403	115	201	86	1,392
Management and franchise fees	218	197	194	258	288	308	1,761
Taxes, insurance and other	85	60	93	218	101	242	908
Depreciation of real estate owned	136	608	338	841	248	221	2,501
Interest, net	181	393	764	541	249	(17)	3,612

Total expenses	1,769	2,557	2,646	3,395	1,794	2,130	18,300

Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$911	$(931)	$(208)	$(377)	$505	$483	$70

Basic and diluted earnings (loss) per common share
Weighted average common shares outstanding—basic and diluted

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Intermountain Hotels Portfolio (7 Hotels) (A)	Dimension Hotels Portfolio (4 Hotels) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$15,158	$20,378	$—		$99,628
Other revenue	454	2,055	—		6,320

Total revenue	15,612	22,433	—		105,948

Expenses
Operating expenses	5,950	7,338	—		47,152
General and administrative	2,138	3,718	2,000	(B)	15,642
Management and franchise fees	1,482	2,382	—		9,804
Taxes, insurance and other	855	811	—		4,804
Depreciation of real estate owned	1,886	3,509	(14,231	)(C)	15,769
			15,769	(D)
Interest, net	2,850	3,362	(10,357	)(E)	1,408

Total expenses	15,161	21,120	(6,819)		94,579
Income tax expense	—	—	(92	)(G)	—

Net income (loss)	$451	$1,313	$6,911		$11,369

Basic and diluted earnings (loss) per common share					$0.22

Weighted average common shares outstanding—basic and diluted			35,766	(F)	51,142

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date. Additionally, two properties began operations during 2007, and one property remained under construction as of December 31, 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Annapolis, MD Hilton Garden Inn, opened June 2007, Westford, MA Hampton Inn & Suties, opened August 2007 and Overland Park, KS Fairfield Inn & Suites is under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 28, 2008